Exhibit 99.1

Grapevine, Texas — May 16, 2007 — American Locker Group Incorporated (OTC: ALGI.PK) (“American Locker” or the “Company”) announced today that it had received written notification from the U.S. Postal Service (“USPS”) confirming that, effective September 8, 2007, the USPS would no longer install its “arrow locks” on American Locker’s Model 1118E Cluster Box Unit (“CBU”).  As American Locker has previously disclosed, it had anticipated receiving this notice since December 2005.

The USPS decertification of Model 1118E has occurred in conjunction with the USPS making available technical specifications for its Model USPS-B-1118 (“F Series”) CBU.  Accordingly, the Company is preparing its application to the USPS to become a licensed manufacturer of the successor USPS-B-1118 CBU, and will conduct a concurrent and ongoing internal cost analysis to determine whether it can manufacture that successor Model profitably.

American Locker believes that it will ultimately be approved by the USPS as a licensed manufacturer of the USPS-B-1118 CBU, although it could take between 6-8 months for American Locker to be producing the USPS-B-1118 CBU at current levels.

American Locker will continue to sell existing inventories of Model 1118E CBUs through August 2007, and it does not presently anticipate that it will incur material inventory write-offs as a result of such decertification.  After August 2007, the Company’s revenues will be adversely affected by this decertification until such time as the Company has received USPS approval to manufacture the successor USPS-B-1118 CBU and has commenced manufacture and sale of those units. The negative impact on revenues will, however, be offset in part by reduced working capital needs during the same period.

About American Locker Group Incorporated

American Locker is the world’s premier supplier of secure storage lockers under the American Locker Security Systems and Canadian Locker brands.  American Locker’s systems range from classic coin-operated lockers to computer/electronic-controlled distribution systems to employee and personal lockers. American Locker is known for its iconic orange keys and is viewed as the industry standard for secure storage.  Its Security Manufacturing Corporation subsidiary is a leading provider of commercial mailboxes through a national distribution network.  Security Manufacturing offers a complete line of U.S. Postal Service approved mailboxes including horizontal and vertical apartment mailboxes, locking residential mailboxes, plus multi-styles for the private sectors and universities.

Further information about American Locker and its subsidiaries is available at www.americanlocker.com, www.securitymanufacturing.com and www.canadianlocker.com.

Contacts:
American Locker Group Incorporated

Edward Ruttenberg, Chairman and CEO, (817) 329-1600

In the interests of providing Company shareholders and potential investors with information regarding the Company, including the Company’s assessment of its and its subsidiaries’ future plans and operations, certain statements included in this press release may constitute forward-looking information or forward-looking statements (collectively, “forward-looking statements”). All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate” and similar expressions are generally intended to identify forward-looking statements. Actual events or results may differ materially.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievement since such expectations are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies.  Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company and the foregoing list of important factors is not exhaustive. These forward-looking statements made as of the date hereof disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or results or otherwise.  Company shareholders and potential investors should carefully consider the information contained in the Company’s filings with United States securities administrators at www.sec.gov before making investment decisions with regard to the Company.